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                                         [LOGO]
[LOGO] The Cereghino Group       MCB FINANCIAL CORPORATION     [LOGO] BUSINESS
                                                                      BANCORP
Corporate Investor Relations     Charles Hall, President       Alan Lane,
Becky Pendleton Reid             and CEO                       President and CEO
206.762.0993                     or Patrick Phelan, CFO        909.888.2265
www.stockvalues.com              415.459.2265


         MCB FINANCIAL AND BUSINESS BANCORP ANNOUNCE MERGER OF EQUALS
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  Deal Joins Dynamic Business Banks Creating Statewide, Middle Market Bank In
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                                   California
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San Rafael and San Bernardino, CA - August 15, 2001 - MCB Financial Corporation
(AMEX: MCB), parent of Metro Commerce Bank, and Business Bancorp (Nasdaq: BZBC), parent of Business Bank of California today announced the signing of a definitive agreement under which they will come together in a merger of equals. The name of the combined holding company will be Business Bancorp.

Business Bancorp's President and CEO, Alan J. Lane will serve as CEO of the holding company and will be President of the bank subsidiary. MCB Financial's President and CEO, Charles O. Hall, will serve as President and Chief Operating Officer of the holding company and will be CEO of the bank subsidiary. Patrick
E. Phelan, MCB Financial's Chief Financial Officer will continue to serve in his capacity for the combined bank subsidiary and the holding company. The holding company board of directors will be comprised of seven directors from MCB Financial Corp. and seven directors from Business Bancorp, with Timothy J. Jorstad, currently Chairman of MCB Financial, as Chairman. The same group of individuals will serve as the board of directors for the bank subsidiary with John E. Duckworth, currently Chairman of Business Bancorp, as Chairman.

The exchange ratio is fixed at 1.1763 shares of BZBC for each MCB share, for an aggregate transaction value of approximately $29 million. "This ratio is expected to be accretive to both groups of shareholders in 2002. The merger, expected to close in the fourth quarter 2001, is subject to customary regulatory approvals and the shareholder approval of both companies. We will apply for listing on the Nasdaq National Market System and expect that following the completion of the merger our stock will trade with the ticker symbol BZBC," said Lane.

Following the merger the headquarters of the organization will be in San Rafael, and the subsidiary bank's headquarters will be in Southern California, with ten locations in California's Inland Empire and five locations in the San Francisco Bay area. The combined bank will have assets of approximately $582 million.
The merger agreement provides that 1,871,000 new shares of Business Bancorp common stock will be issued to MCB Financial Corp. shareholders, bringing total shares to 3,898,000 outstanding. The pro forma market capitalization of the combined company will be $55 million, based on current market prices.

"As our due diligence progressed, it became clear that our strategies, operating methods, and banking philosophies are very compatible and that our organizations will mesh well. MCB Financial Corp. has established an enviable performance record ranking in the top 60 banks in the country in terms of return on assets and return on equity this year," said Lane. "Their strong management team and excellent profitability will complement our growth. Our goal is to build a first-class, state-wide middle market business bank, starting with the solid foundation of our two organizations."

"Business Bancorp is growing quickly and has established a strong franchise in Southern California, an area that has been very successful for us with our Upland branch," said Hall. "Both companies are extremely strong organizations run by business people for business people. We understand the needs of business owners and are able to deliver the kind of financial services that add value to their operations. Having a strong branch network in the heart of both Northern and Southern California will also add to our ability to attract new business customers."

"There is virtually no overlap in our branch networks. Our customers and staff should see very little change on the branch level except for the name change for Metro Commerce Bank offices," said Phelan. "We expect to achieve some cost savings from economies of scale and reducing redundant functions, although any staff reductions are expected to be through normal attrition. Currently we expect to be able to achieve cost reductions of approximately $1.2 million in 2002 and have budgeted one-time merger-related charges of approximately $1.0 million in 2001."

                                     (more
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Business Bancorp and MCB Financial Corp. to Merge
August 15, 2001
Page Two

At or for the period ended June 30, 2001 unless otherwise noted.           MCB                      BZBC
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
Revenue Growth (3 year CAGR)                                              18.9%                     25.8%
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Net Income Growth (3 year CAGR)                                           31.5%                     39.2%
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Assets                                                              $      226 million        $      340 million
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Deposits                                                            $      207 million        $      282 million
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Loans                                                               $      168 million        $      183 million
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Net Income (six months)                                             $      1.5 million        $      1.2 million
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Net Income (trailing 12 months)                                     $      3.1 million        $      2.4 million
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Tangible Book Value per Share                                       $     8.48                $     8.99
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Shares Outstanding as of 8/15/01                                     1,591,000                 2,027,000
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Net Interest Margin  (second quarter)                                     6.18%                     5.53%
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Return on Assets  (second quarter)                                        1.43%                     0.74%
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Return on Equity (second quarter)                                        22.54%                     9.99%
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Efficiency ratio (second quarter)                                         60.5%                     79.7%
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Non-Performing Loans to Total Loans                                       0.02%                     0.97%
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Loan Loss Allowance to Total Loans                                        1.22%                     1.08%
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Loan Loss Allowance to NPL                                             5,097.5%                    111.0%
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Net charge-offs to loans (second quarter)                                 0.00%                     0.02%
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Core Capital (Leverage Ratio)                                              7.5%                      7.4%
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

Business Bancorp is a bank holding company that owns 100% of the capital stock of Business Bank of California, the company's principal operating subsidiary. Business Bank of California has served the Inland Empire since 1984. The bank operates nine branches in the cities of Corona, Hemet, Hesperia, Ontario, Phelan, Redlands, Riverside and San Bernardino. They are strongly focused on providing high quality, personalized services to small businesses, professionals and consumers. Information regarding Business Bancorp stock can be obtained on Nasdaq's Small Cap Market utilizing the symbol (BZBC) or on the web at (www.businessbank.com).

Metro Commerce Bank and its branch offices, along with its SBA and construction loan divisions, serve customers throughout the San Francisco Bay Area and Southern California with offices located in San Rafael, Petaluma, San Francisco, South San Francisco, Hayward and Upland. Shares of MCB Financial Corporation common stock are listed on the American Stock Exchange under the ticker symbol of MCB. Additional information on MCB Financial Corporation is available on the Internet at www.mcbf.com.

Business Bancorp and MCB Financial Corp. will conduct a conference call Friday at 10:00 a.m. PDT (1:00 p.m. EDT) to discuss the merger. To participate, please call 1-800-491-3988, and ask for the Business Bancorp / MCB conference call.
The call will be accompanied by a slide presentation available at www.mcbf.com or www.businessbank.com and will remain archived for one month. An audio replay will be available for one week at 800-625-5288.

This document may contain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Those factors include, but are not limited to, gaining regulatory and shareholder approvals for the merger, successful integration of both bank's operations, the ability to realize anticipated cost savings, changes in the demographic make-up of the combined bank's market, changes in the local economy, fluctuation in demand for the business banking products and services, interest rate changes, the companies' ability to continue generating loans, and other factors. For a discussion of factors that could cause actual results to differ, please see the publicly available Securities and Exchange Commission filings for MCB Financial Corp and Business Bancorp, including their Annual Report on Form 10-KSB for the year ended December 31, 2000.
                                     --0--
Editor note: To arrange for one-on-one interviews with Alan Lane and Charles Hall, please call 206/762-0993 and ask to speak with Becky Reid.
NOTE:  Transmitted on Business Wire at 9:02 p.m. PDT, August 15, 2001.